UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 22, 2014 (December 19, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 19, 2014, Caesars Entertainment Corporation (“CEC”) filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to report the entering into of an agreement (the “RSA”) to restructure the indebtedness of Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), pursuant to the terms of the term sheet incorporated into the RSA. This Amendment No. 1 to the Current Report on Form 8-K/A amends Items 1.01 and 9.01 of the Report to include the RSA as an exhibit. Except as stated in this Explanatory Note, no other information contained in any Item of the Report is being amended, updated or otherwise revised.

Item 1.01 Entry into Material Definitive Agreement.

Restructuring Support Agreement

On December 19, 2014, Caesars Entertainment Corporation (“CEC”), Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), and holders (the “Consenting Creditors”) of over 38% of claims in respect of CEOC’s 11.25% senior secured notes due 2017, CEOC’s 8.5% senior secured notes due 2020 and CEOC’s 9% senior secured notes due 2020 (collectively, the “First Lien Notes” and the claims with respect thereto, the “First Lien Bond Claims”) entered into an agreement (the “RSA”) to restructure CEOC’s indebtedness (the “Restructuring”) pursuant to the terms of the term sheet (summarized below) incorporated into the RSA (the “Term Sheet”). The RSA will become effective upon the signing of the RSA by creditors holding at least 60% of the First Lien Bond Claims by 5:00 p.m., New York City time, on January 5, 2015, which condition may be waived in accordance with the RSA.

The Consenting Creditors have agreed to (a) support the Restructuring and vote all their First Lien Bond Claims and all their claims in respect of indebtedness outstanding under CEOC’s senior secured credit facilities (“First Lien Bank Claims”) in favor of a joint pre-negotiated chapter 11 plan of reorganization of CEOC (the “Plan”), when properly solicited to do so, (b) not take any actions materially inconsistent with the Restructuring, (c) not transfer their First Lien Bond Claims and First Lien Bank Claims unless the transferee agrees to be bound by the terms of the RSA and (d) forbear from exercising certain default-related rights and remedies under the indentures governing the First Lien Notes (the “First Lien Indentures”). Pursuant to the RSA, any litigation between CEOC, CEC, their respective directors, and any Consenting Creditor would, subject to the terms and conditions set forth therein, be adjourned, stayed and/or dismissed without prejudice after a chapter 11 filing in accordance with the RSA. If the RSA is amended in a manner that would adversely affect the First Lien Bank Claims, the Consenting Creditors will no longer be obligated to vote their respective First Lien Bank Claims in favor of the Plan, but will still be required to vote their respective First Lien Bond Claims in favor of the Plan.

CEOC and CEC have also agreed to support the Restructuring and, subject to CEOC’s fiduciary duties, not encourage any other restructuring of CEOC’s indebtedness. CEOC has also agreed to enter into amended account control agreements in respect of certain account control agreements with Credit Suisse AG, Cayman Islands Branch, as collateral agent, as previously disclosed by CEOC in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2014. Under the RSA, CEOC, CEC and the Consenting Creditors are obligated to negotiate in good faith to reach an agreement with respect to the remaining terms of the operating leases, the debt facilities and the backstop agreement for the preferred equity on or prior to noon on December 24, 2014. The RSA may be terminated by any party if such terms are not mutually agreed by noon on December 24, 2014.

The RSA may be terminated by CEOC (and CEC, only with respect to (e) below) if, among other things, (a) a Consenting Creditor breaches its obligations under the RSA, subject to the terms and conditions set forth therein, (b) any statute, regulation, ruling or order enjoins or restricts the consummation of the Restructuring, (c) required in the exercise of its fiduciary duties as set forth in the RSA, (d) a party to the RSA files a motion in CEOC’s voluntary chapter 11 cases that CEOC will commence to effectuate the Restructuring (the “Chapter 11 Cases”) substantially inconsistent with the terms of the RSA, (e) at least 66 2/3% of the beneficial holders of the First Lien Notes with power to vote in favor of the Plan have not signed the RSA by the Petition Date (as defined below), (f) any document needed to effectuate the Restructuring has terms not substantially consistent with the RSA and otherwise reasonably acceptable to CEOC, or (g) the Restructuring has not been consummated within 120 days after the entry of a confirmation order that has become a final order (the “Outside Date”).

The Consenting Creditors holding greater than two-thirds of the aggregate amount of all First Lien Bond Claims held by the Consenting Creditors (the “Requisite Consenting Creditors”) (and CEC, except for (a), with respect to itself, (i) and (k) below) may terminate the RSA if (a) CEOC or CEC breaches its respective obligations under the RSA, subject to the terms and conditions set forth therein, (b) any statute, regulation, ruling or order enjoins or restricts the consummation of the Restructuring, (c) a trustee or examiner with expanded powers is appointed in CEOC’s Chapter 11 Cases, (d) CEOC’s Chapter 11 Cases are dismissed or converted under chapter 7 of the Bankruptcy Code, (e) any definitive document necessary to effectuate the Restructuring is not substantially consistent with the RSA, (f) CEOC files a motion substantially inconsistent with the terms of the RSA, (g) CEOC executes a letter of intent or similar documents stating its intention to pursue an alternative proposal, (h) the automatic stay is lifted with regard to CEOC’s assets having a fair market value in excess of $5 million (other than pursuant to relief sought by CEOC), (i) CEOC fails to meet or comply with the Milestones (as further described below), (j) the Restructuring is not consummated by the Outside Date, or (k) CEOC or CEC challenges the validity or priority of a material portion of the collateral securing the First Lien Notes.

The milestones that CEOC must meet or comply with under the RSA are as follows (collectively, “Milestones”): (a) commencement of CEOC’s Chapter 11 Cases (the “Petition Date”) on or after January 15, 2015, but no later than January 20, 2015; (b) entry of an order for interim use of cash collateral within five business days after the Petition Date; (c) filing of a motion to assume the RSA (“RSA Assumption Motion”) within 20 days after the Petition Date; (d) filing of the Plan and disclosure statement (the “Disclosure Statement”) within 45 days after the Petition Date; (e) entry of a final order for use of cash collateral within 75 days after the Petition Date; (f) entry of an order approving the RSA within 90 days of filing the RSA Assumption Motion; (g) entry of orders approving the Disclosure Statement and solicitation procedures within 150 days after the Petition Date; (h) entry of an order confirming the Plan within 120 days after the Bankruptcy Court’s approval of the Disclosure Statement; (i) the date upon which all conditions precedent to the Plan have been satisfied or waived and the Plan has become effective (the “Effective Date”) occurring by the Outside Date; provided that such Outside Date may be extended under certain circumstances if all regulatory approvals for certain assets have not been received and consummating the Restructuring without such assets would have a materially adverse effect on CEOC.

The RSA may be amended by CEOC, CEC and the Requisite Consenting Creditors, provided that (a) any amendment to the treatment of claims (other than the First Lien Bond Claims) will not require consent from any Consenting Creditors, so long as such amendment would not have an adverse impact on the interests of the holders of the First Lien Bond Claims, (b) an amendment to the definition of Consenting Creditors or Requisite Consenting Creditors or the provisions regarding the transfer of claims requires the consent of CEOC, CEC and each Consenting Creditor, (c) any amendment that would materially and adversely affect any Consenting Creditor, in its capacity as such, disproportionally to other First Lien Bond Claim holders requires the consent of such Consenting Creditor, and (d) the conditions to effectiveness of the RSA may only be waived by CEOC and CEC.

Term Sheet to the RSA

The following is a summary of the materials terms of the Term Sheet:

Corporate Structure and Governance

•	CEOC shall be restructured as a separate operating company (“OpCo”), and property company (“PropCo”), with a real estate investment trust (the “REIT”) directly or indirectly owning and controlling PropCo.

¡	OpCo shall have three board members, with CEC appointing either two or three of such members depending on whether it owns 90% or more of the equity. If CEC appoints all three members, then one member shall be an independent member.

¡	OpCo shall have a non-voting board observer, reasonably acceptable to OpCo, designated by the Requisite Consenting Creditors.

¡	The REIT shall have seven board members, with the holders of First Lien Notes (“First Lien Noteholders”) appointing either six or seven of the members depending on whether the First Lien Noteholders own 90% or more of the equity.

•	PropCo shall own all of CEOC’s real property and a separate subsidiary of PropCo shall own all of the assets of Caesars Palace Las Vegas (“CPLV”).

PropCo and OpCo Lease

•	OpCo will enter into two leases for all of PropCo properties: one for CPLV and one for the non-CPLV properties. The leases will be structured as triple net leases with an adjustment for capital expenditure as described below. The initial term of each lease will be for 15 years with four five-year renewals.

•	Rent will be (a) $475 million for the non-CPLV properties, reset after three years and five years at a 70% base rent and 30% variable component (with readjustment by 19.5% of the change in revenue of the properties) as well as after ten years at an 80% base rent and 20% variable component (with readjustment by 13.0% of the change in revenue of the properties), and (b) $160 million for the CPLV properties, reset after five years and ten years at an 80% base rent and 20% variable component (with readjustment by 13.0% of the change in revenue of CPLV). OpCo will be responsible for capital expenditures with PropCo reimbursing OpCo for the lesser of $78 million or 37.5% of the annual capital expenditures, with such amount decreasing by 50 cents for each dollar of OpCo free cash generated above a $10 million baseline. Such reduction would be calculated on an annual basis.

•	CEC will provide a guarantee of payments and performance of OpCo’s monetary obligations under the leases. CEC’s guarantee obligation can only be terminated if PropCo terminates the manager without cause.

New Capital Structure

•	New First Lien OpCo Debt: OpCo will issue up to $1,188 million in principal amount of first lien debt with a six year term and interest at LIBOR plus 4.00% with a 1% LIBOR floor.

•	New Second Lien OpCo Debt: OpCo will issue up to $547 million in principal amount of second lien debt with a seven year term and interest at 8.5%.

•	New First Lien PropCo Debt: PropCo will issue $2,392 million in principal amount of first lien debt with a five year term and interest at LIBOR plus 3.5% with a 1% LIBOR floor.

•	New Second Lien PropCo Debt: PropCo will issue $1,425 million in principal amount of second lien debt with a six year term and interest at 8.0%.

•	CPLV Debt: CPLV will issue $2,600 million in debt. No less than $2,000 million of such debt will be sold to third party investors for cash proceeds (“CPLV Market Debt”). Any remaining debt up to $600 million will constitute “CPLV Mezzanine Debt”. The weighted average yield on the CPLV Market Debt and CPLV Mezzanine Debt will be capped such that the annual debt service shall not exceed $130 million, with the cap increased by $2 million for every $100 million of Equitized CPLV Mezzanine Debt (as defined below).

•	PropCo Preferred Equity: PropCo may issue up to $300 million of preferred equity (the “PropCo Preferred Equity”), the proceeds of which will be used to first reduce the amount of CPLV Debt issued to First Lien Noteholders, if any, second, if required, to reduce the amount of CPLV Market Debt required to meet certain conditions, and third to reduce the amount of New Second Lien PropCo Debt. The PropCo Preferred Equity will be entitled to paid-in-kind dividends at a rate equal to the dividend yield to holders of ProCo’s common stock, provided the rate shall not be less than 5% per annum. The PropCo Preferred Equity shall be fully backstopped and any First Lien Noteholder who signs the RSA on or prior to December 24, 2014 may join the backstop, which shall receive a commitment fee and the right to purchase 50% of the PropCo Preferred Equity. All First Lien Noteholders, regardless of participation in the backstop, shall have the right to purchase PropCo Preferred Equity.

Recoveries

•	Each lender under CEOC’s senior secured credit facilities (each, a “First Lien Bank Lender”) will receive its pro rata share of (a) $705 million in cash, (b) $883 million in New First Lien OpCo Debt, (c) $406 million of New Second Lien OpCo Debt, (d) $1,961 million in New First Lien PropCo Debt, and (e) up to $1,450 million in additional cash or CPLV Mezzanine Debt.

•	Each First Lien Noteholder will receive its pro rata share of (a) $413 million in cash, (b) $306 million in New First Lien OpCo Debt, (c) $141 million of New Second Lien OpCo Debt, (d) $431 million in New First Lien PropCo Debt, (e) $1,425 million in New Second Lien PropCo Debt, (f) up to $1,150 million in additional cash or CPLV Mezzanine Debt, (g) 69.9% directly or indirectly of PropCo equity (or cash as described below under Put Options and Equity Rights) and (h) 100% of the OpCo equity (or cash as described below under Put Options and Equity Rights).

•	If they vote as a class to accept the Plan, each Non-First Lien Noteholder (as defined in the Term Sheet) will receive its pro rata share of 30.1% of the equity, directly or indirectly, in PropCo, and have the option to be a participant in the Equity Rights (as described below). If the Non-First Lien Noteholders do not vote as a class to accept the Plan, each Non-First Lien Noteholder will receive its pro rata share of 17.5% of the equity, directly or indirectly, in PropCo, and the remaining 12.6% of PropCo equity shall be allocated to the equity holders of PropCo, excluding the Non-First Lien Noteholders, based on their pro rata ownership in PropCo.

Put Options and Equity Rights

•	Each First Lien Noteholder may elect to put up to (a) all of the OpCo equity for $700 million and/or (b) 14.8% of the PropCo equity they are to receive under the Plan to CEC for $269 million. The First Lien Noteholders may also elect to purchase all or some of the PropCo equity being put.

•	If the Non-First Lien Noteholders vote as a class to accept the Plan, they may elect to purchase up to all of the PropCo equity (excluding 5% of PropCo equity retained by OpCo) from the First Lien Noteholders (“Equity Rights”). For every $1 of PropCo equity purchased, the Non-First Lien Noteholders must purchase $0.25 of CPLV Mezzanine Debt, which will then be converted into PropCo equity (“Equitized CPLV Mezzanine Debt”).

CEC’s Contribution to the Restructuring

•	In order to effectuate the Restructuring, CEC has agreed to take the following actions:

¡	Contribute $406 million to CEOC;

¡	Contribute an additional $75 million to CEOC if there is insufficient liquidity at closing;

¡	Purchase up to all of OpCo equity for $700 million and 14.8% of PropCo equity for $269 million;

¡	Give PropCo a right of first refusal on all new domestic non-Las Vegas opportunities, with CEC or OpCo leasing such properties; and

¡	Guarantee OpCo’s monetary obligations to PropCo under the leases.

Additional Terms

•	Cash Collateral: The First Lien Noteholders will support entry of a cash collateral order. Such order shall include a budget, milestones and payment of adequate protection in the form of interest at a rate equal to 1.5%.

•	PropCo Call Rights: Subject to the terms of the debt documents for Caesars Entertainment Resort Properties, LLC and its subsidiaries, PropCo shall have a right for up to 180 days after consummation of the Restructuring to enter into an agreement to buy Harrah’s Atlantic City and Harrah’s Laughlin for a cash purchase price equal to ten times the agreed annual rent for such properties.

There are no assurances that the RSA will become effective or that the Restructuring will be completed on the terms contemplated or at all.

The foregoing description of the RSA and the term sheet to the RSA does not purport to be complete and is qualified in its entirety by reference to the RSA, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Forward-Looking Statements

This filing contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “might,” “expect,” “intend,” “could,” “would” or “estimate,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements and are found at various places throughout this Form 8-K. These forward-looking statements, including, without limitation, those relating to the Restructuring, wherever they occur in this filing, are based on CEOC management’s current expectations about future events and are necessarily estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in CEC’s reports filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the ability to retain key employees during the Restructuring;

•	the effects of CEOC’s bankruptcy filing on CEOC and its subsidiaries and affiliates, including CEC, and the interests of various creditors, equity holders and other constituents;

•	the event that the RSA may not be consummated in accordance with its terms, or persons not party to the RSA may successfully challenge the implementation thereof;

•	the effect of bankruptcy court rulings in the Chapter 11 Cases and the outcome of such cases in general;

•	the length of time CEOC will operate in the Chapter 11 Cases or CEOC’s ability to comply with the milestones provided by the RSA;

•	risks associated with third party motions in the Chapter 11 Cases, which may hinder or delay CEOC’s ability to consummate the Restructuring as contemplated by the RSA;

•	the potential adverse effects of Chapter 11 proceedings on CEOC’s liquidity or results of operations;

•	the impact of CEOC’s substantial indebtedness and the restrictions in CEOC’s debt agreements that might limit CEOC’s ability to negotiate and complete the Restructuring;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation, including but not limited to, the assertion and outcome of litigation or other claims that may be brought against CEC and CEOC by certain creditors, some of whom have notified CEC and CEOC of their objection to various transactions undertaken by CEC and CEOC in 2013 and 2014;

•	CEOC’s significant liquidity requirements and substantial levels of indebtedness;

•	increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates in connection with the Restructuring;

•	economic, business, competitive, and/or regulatory factors affecting the businesses of CEOC and its subsidiaries and affiliates, including CEC, generally;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	access to insurance on reasonable terms for CEC and CEOC’s assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CEC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed and furnished herewith:

Exhibit No.	Description

10.1	Restructuring Support and Forbearance Agreement, dated as of December 19, 2014, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation, LeverageSource III (H Holdings), L.P., LeverageSource V, L.P. and each of the holders of First Lien Bond Claims party thereto.

99.1	Text of press release, dated December 19, 2014 (incorporated by reference from Exhibit 99.1 to CEC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: December 22, 2014	By:	/s/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restructuring Support and Forbearance Agreement, dated as of December 19, 2014, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation, LeverageSource III (H Holdings), L.P., LeverageSource V, L.P. and each of the holders of First Lien Bond Claims party thereto.

99.1	Text of press release, dated December 19, 2014 (incorporated by reference from Exhibit 99.1 to CEC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2014).